UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2009

WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 2, 2009, Westwood One Radio Networks, Inc. (the “Subtenant”), a wholly-owned subsidiary of Westwood One, Inc. (the “Company”) entered into a Agreement of Sublease made as of November 2, 2009 (the “Sublease”), by and between Marsh & McLennan Companies, Inc. and Westwood One Radio Networks, Inc. for the 10th floor of 1166 Avenue of the Americas in New York City. The Sublease was conditioned on the approval of the Board of Managers of 1166A of A Condominium was obtained, which occurred on November 17, 2009. As part of the Sublease, the Company (parent of Subtenant) guaranteed the payment and other sublease obligations of the Subtenant. The Sublease shall commence on December 1, 2009 and expire on December 20, 2020. A copy of the Sublease is attached hereto as Exhibit 10.1, the terms of which are incorporated by reference herein in their entirety.

Section 5 Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2009, the Company filed a Certificate of Elimination with the Secretary of State of the State of Delaware to eliminate from its Restated Certificate of Incorporation the Series A Certificate of Designation, Series A-1 Certificate of Designation and the Series B Certificate of Designation. No shares of Series A, Series A-1 or Series B preferred stock were outstanding as of such date. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1, the terms of which are incorporated by reference herein in their entirety.

Section 9 Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) The following is a list of the exhibits filed as a part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit
3.1	Certificate of Elimination, filed with the Secretary of State of the State of Delaware on November 18, 2009.
10.1	Agreement of Sublease made as of November 2, 2009, by and between Marsh & McLennan Companies, Inc. and Westwood One Radio Networks, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.

Date: November 20, 2009	By:	/s/ David Hillman
Name: David Hillman Title: Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Certificate of Elimination, filed with the Secretary of State of the State of Delaware on November 18, 2009.
10.1	Agreement of Sublease made as of November 2, 2009, by and between Marsh & McLennan Companies, Inc. and Westwood One Radio Networks, Inc.